Exhibit 10.38

The Future Education Group Inc.

Room 501, Gaohelanfeng Building, East 3rd Ring South Road,

Chaoyang District, Beijing

P. R. China

+86 10-87663458

未来教育集团公司

中国北京市朝阳区东三环南路高和蓝峰大厦501室

+86 10-87663458

January 30, 2016

2016 年 1 月30日

Thomas Jiayao Wu

地址：广州市天河区珠江新城华夏路16号，富力盈凯广场2201

Re:  Director Offer Letter

关于：董事聘任书

Dear Mr. Thomas Jiayao Wu:

尊敬的吴家耀先生:

The Future Education Group Inc. (the “Company”) is pleased that you have joined the Company’s Board of Directors (the “Board”) as a member of the Board.

未来教育集团公司（“公司”）很高兴您已加入公司董事会（“董事会”）并成为董事会的一名成员。

Upon the later of your signature hereto or its approval by the Board, this letter shall constitute an agreement (“Agreement”) between you and the Company and contains all the terms and conditions relating to your service to the Company.

在您签署本聘任书或经董事会批准后，本聘任书将作为您和公司之间协议（“协议”）的组成部分，并包含了有关您为公司服务的有关条款和条件。

1.  Term. This Agreement will become effective upon your appointment to the Board and continue until your resignation or removal, or until your successor is duly elected and qualified. Your position will be subject to re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of this Agreement shall remain in full force and effect.

1. 条款。本协议在您开始任职董事会时生效直至您辞职或被免职为止，或直至您的继任者被正式选举和任命为止。您的职位根据每年年度股东会议重新选举进行确认，如连任，本协议条款仍将持续有效。

2. Services.

2. 服务。

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2.1. Duties. You shall render services as a member of the Board in accordance with high professional and ethical standards and in accordance with all applicable laws, rules and regulations pertaining to your performance hereunder. You shall use your best efforts to attend all meetings of the Board and any committee of the Board on which you serve called from time to time, either in-person or by telephone. As an independent director, you may also be required to attend meetings with the other independent directors without the presence of the Company’s officers and non-independent directors. The services described in this Section 2.1 shall hereinafter be referred to as your “Duties.”

2.1. 职责。作为公司董事会的一名成员，您应以与您工作相符的高专业和道德标准并按照所有适用的法律、法规和规章为公司提供服务。您应尽最大努力参加所有董事会会议及您不时被要求参加的董事会委员会的会议（无论亲自或以电话的方式）。作为一名独立董事，您也会被要求与其他一些独立董事参加公司高管及非独立董事未出席的会议。本条（第2.1条）所描述的服务应指本协议下您的“职责”。

2.2. Reporting. While this Agreement is in effect, you shall immediately advise the Company if: (1) you know, have reason to know, or believe, that your are no longer independent; and (2) you serve on an audit committee of any other public company.

2.2. 报告。在本协议生效期间，如发生下列情况，您应立即通知公司：(1)您知晓或有理由知晓或认为自己不再处于独立状态；以及(2)您已任职于任何其他上市公司的审计委员会。

3. Services for Others. You shall be free to represent or perform services for other persons during the term of this Agreement. You represent, however, that you do not presently perform and do not intend to perform, during the term of this Agreement, similar duties, consulting, or other services for companies whose businesses are or would be in any way competitive with the Company (except for companies previously disclosed by you to the Company in writing). Should you propose to perform similar duties, consulting, or other services for any such company, you agree to notify the Company in writing in advance (specifying the name of the organization for whom you propose to perform such services) and to provide information to the Company sufficient to allow it to determine if the performance of such services would conflict with your duties as a director of the Company.

3. 对他方的服务。您在本协议期间有代表其他方或为其他方提供服务的自由。但是，您表示您目前且在本协议期间也未计划在与本公司相竞争或可能以任何方式相竞争的公司中任职、提供咨询或服务（除非您事先已向本公司书面披露此类公司）。如您计划在与本公司相竞争或可能以任何方式相竞争的公司中任职、提供咨询或服务，您同意将书面提前通知本公司（说明您计划向其提供服务的组织名称），并向公司提供足够信息使公司可决定您提供该等服务是否与作为本公司董事的职责相冲突。

4. Compensation.

4. 报酬。

4.1. Cash. The Company will pay to you cash compensation of $40,000 per year, payable quarterly in advance and pro-rated for periods of less than a year. You shall be reimbursed for reasonable expenses documented and incurred by you in connection with the performance of your Duties (including travel expenses for meetings you attend in-person).

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4.1. 现金。公司每年会向您支付40,000美元的现金报酬，按季度提前支付，不足一年则按比例折算。您为履行您职责相关的合理花费都将得到报销（包括您亲自参加会议的差旅费用）。

4.2. Taxes. You are solely responsible for taxes arising out of any compensation paid by the Company to you under this Agreement. The Company will comply with any tax or withholding obligations as required by applicable law from time to time in connection with this Agreement.

4.2. 税费。您仅需承担本协议下公司向您支付的报酬而产生的税费。公司将按本协议相关的适用法律的不时要求履行相关税收或代扣代缴义务。

5. D&O Insurance Policy. During the term of this Agreement, the Company shall include you as an insured under a director’s and officer’s insurance policy, with coverage determined annually by the Company and the Board.

5. 董事和高管保险政策。 在本协议期限内， 公司会将您作为董事和高管保险政策下的被保险人， 并由公司和董事会每年决定保险的覆盖范围。

6. No Assignment. Because of the personal nature of the services to be rendered by you, this Agreement may not be assigned by you without the prior written consent of the Company.

6. 不得转让。由于您所提供服务的个人属性，在未征得公司事先书面同意之前，您不得转让本协议。

7. Confidential Information; Non-Disclosure. In consideration of your access to the premises of the Company and/or you access to certain confidential information of the Company, you hereby represent and agree as follows:

7. 保密信息；不披露。考虑到您可进入公司的经营场所和/或您将获得本公司的某些机密信息，您特此同意如下：

7.1. Definition. For purposes of this Agreement, the term “Confidential Information” means:

a. Any information that the Company possesses that has been created, discovered, or developed by or for the Company, and that has or could have commercial value or utility in the business in which the Company is engaged;

b. Any information provided to the Board at or for meetings of the Board, and any information relating to proceedings of the Board; or

c. Any information that is related to the business of the Company and is generally not known by non-Company personnel.

7.1. 定义。为本协议之目的，“保密信息”是指：

a. 由公司或为公司创造、发现或开发的公司占有的任何信息，且该等信息具有或可能具有商业价值或对公司从事的业务具有实用性；

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b. 向董事会提供或为董事会会议而提供的任何信息，以及有关董事会议程的任何信息；或

c. 通常并不为非公司人员所知的与公司业务相关的任何信息。

7.2. Exclusions. Notwithstanding the foregoing, the term Confidential Information shall not include:

a. Any information that becomes generally available to the public other than as a result of a breach of this Agreement, or any other agreement requiring confidentiality between the Company and you;

b. Information received from a third party in rightful possession of such information who is not restricted from disclosing such information; and

c. Information known by you prior to receipt of such information from the Company, which prior knowledge can be documented.

7.2. 除外规定。尽管有前述规定，保密信息并不包括：

a. 任何通常可为公众所获取的而非因违反本协议而获取的或任何其他协议要求公司和您保密的信息；

b. 从第三方获得的信息，且该第三方合法占有该等信息而不受披露信息的限制；以及

c. 在收到来自公司的该等信息前便为您所知的信息，且先前的所知情况可被记录在案。

7.3. Documents. You agree that, without the express prior written consent of the Company, you will not remove from the Company's premises, any notes, formulas, programs, data, records, machines, or any other documents or items that in any manner contain or constitute Confidential Information, nor will you make reproductions or copies of same. In the event you receive any such documents or items by personal delivery from any duly designated or authorized personnel of the Company, you shall be deemed to have received the express written consent of the Company. In the event that you receive any such documents or items, other than through personal delivery as described in the preceding sentence, you agree to inform the Company promptly of your possession of such documents or items. You shall promptly return any such documents or items, along with any reproductions or copies to the Company upon the Company's demand, upon termination of this Agreement, or upon your termination or Resignation, as defined in Section 8, below.

7.3. 文件。未经公司明确书面同意，您同意不从公司经营场所带走任何笔记、公式、程序、数据、记录、机器或以任何方式包含或构成保密信息的任何其他文件或任何物品，也不会复制或拷贝上述文件或物品。如您收到公司正式指派或授权的人员亲自递送的任何上述文件或物品，您应被视为已经收到公司的明示书面同意。在您通过上述方式之外的方式收到任何上述文件或物品，您同意将及时告知公司您对该文件或物品的占有情况。应公司要求、本协议终止时、或您提出终止或辞呈（定义见下文第8条）时，您应及时向公司返还任何上述文件或物品，及其任何复制品或拷贝品。

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7.4. No Disclosure. You agree that you will hold in trust and confidence all Confidential Information and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of the Company, except as maybe necessary in the course of your relationship with the Company. You further agree that you will not use any Confidential Information other than in connection with your service as a member of the Board without the prior written consent of the Company. The provisions of this Section 7.4 shall survive termination of this Agreement.

7.4. 不披露。您同意代为保管并对所有的保密信息保密，并且在未经公司书面同意不得直接或间接地向其他方披露任何保密信息或任何与保密信息有关的事项，除非在您与公司的关系存续过程中必要的披露外。您进一步同意，在未经公司书面同意不得使用任何保密信息，除非与您作为董事会成员的服务有关的使用。本7.4条的规定在本协议终止之后将继续有效。

8.  Termination and Resignation. Your membership on the Company’s Board may be terminated for any or no reason except as provided in the Company’s organizational documents or pursuant to applicable law. You may also terminate your membership on the Board for any or no reason by delivering your written notice of resignation to the Company (“Resignation”), and such Resignation shall be effective on the later of the date of its delivery or the date specified in the Resignation. Upon the effective date of the termination or Resignation, your right to compensation hereunder will terminate, subject to the Company's obligations to pay you any compensation that you have already earned and to reimburse you for approved expenses already incurred in connection with your performance of your Duties as of the effective date of such termination or Resignation.

8.  终止与辞呈。您的公司董事会成员的身份可因任何理由或无需任何理由而终止，除非公司的组织文件或适用的法律另有规定。您无需任何理由可通过向公司提交书面辞职通知（“辞呈”）而终止您作为公司董事会成员的身份。该辞呈将在提交之日与辞呈中指定之日中较晚之日生效。自终止或辞呈生效之日起，您依据本协议获得报酬的权利将随之终止，但公司仍然有义务向您支付截至终止或辞呈生效之日您已经获得的报酬，并为您报销截至终止或辞呈生效之日已经产生且通过核准的与您履行职责有关的费用。

9. Not an Employee. Nothing in this Agreement shall be construed as a contract of employment/engagement between you and the Company or as a commitment on the part of the Company to retain you in any capacity, for any period of time or under any specific terms or conditions, or to continue your service to the Company beyond any period.

9. 非雇员。 本协议的任何内容均不得被解释为您与公司之间的雇佣/聘用合同， 或公司依据任何具体的条款或条件在任何期间内为您保留任何职位或超过任何期间继续要求您向公司提供服务的承诺。

10. Governing Law; Consent to Jurisdiction. All questions with respect to the construction and/or enforcement of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in the State of New York. The parties hereby consent to the jurisdiction of the courts having jurisdiction over matters arising in New York for any proceeding arising out of or relating to this Agreement. The parties agree that in any such proceeding, each party shall waive, if applicable, inconvenience of forum and right to a jury.

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10. 适用法律；同意管辖。与本协议的解释及/或执行，以及本协议各方的权利及义务有关的所有问题，应由协议所适用的纽约州法律确定，且本协议将完全在纽约州履行。各方在此同意接受对纽约州内的事宜具有管辖权的法院对因本协议而产生的或与本协议有关的任何法律程序的管辖。各方同意在任何该等法律程序中，每一方均应放弃不方便法院主张以及由陪审团审判的权利（如适用）。

11. Entire Agreement; Amendment; Waiver; Counterparts. This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. Any term of this Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of the parties hereto. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of this Agreement. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement, and may be executed using facsimiles of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

11. 完整协议；修订；豁免；副本。本协议为有关本协议项下事宜的完整协议，并且替代及终止之前任何有关本协议项下事宜的口头或书面协议。本协议的任何条款和对本协议任何条款的遵守经本协议各方的书面同意可被修订或豁免。任何一方对本协议任何条款或条件的豁免不应被解读为对任何后续对该条款或条件的违反或不履行的豁免，或对本协议任何其他条款或条件的豁免。任何一方在任何时候未能要求任何其他方履行本协议的任何规定将不会影响该方将来要求履行本协议的该规定或任何其他规定的权利。本协议可分别签署多份副本，每一份均被视为原件，所有副本共同构成一份相同的协议，且可以通过签名的传真件签署，一个签名的传真件应被视为与该签名的原件具有同样及相等的可执行性。

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This Agreement has been executed and delivered by the undersigned and is made effective as of the date set first set forth above.

本协议已由下列签署方签署并交付，并于本协议首页所载之日生效。

Sincerely, 谨上，

The Future Education Group Inc. 未来教育集团公司

By: /s/ Weifu Li Name姓名：Weifu Li Title职位：Chairman

AGREED AND ACCEPTED:

同意并接受：

/s/ Thomas Jiayao Wu

Name姓名: Thomas Jiayao Wu

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